EXHIBIT 99.2

INVESTOR INFORMATION

Annual Meeting

The Annual Meeting of Shareholders will be held at the Sheraton Minneapolis West, 12201 Ridgedale Drive, Minnetonka, Minnesota on April 20, 2016 at 2:00 p.m. local time. All shareholders are welcome to attend and take part in the discussion of Company affairs.

Board of Directors

David L. Klenk

President, Electro-Sensors, Inc.

Joseph A. Marino
Chairman of the Board

President/CEO, Cardia, Inc.

Scott A. Gabbard

CFO, Magenic Technologies, Inc.

Michael C. Zipoy

Investment Executive, Feltl and Company

Jeffrey D. Peterson

Private Investor

Officers

David L. Klenk

President, Chief Executive Officer and Chief Financial Officer

Transfer Agent & Registrar

American Stock Transfer & Trust Company
Corporate Trust Services
59 Maiden Lane
New York, NY 10038

Auditors

Boulay P.L.L.P.
7500 Flying Cloud Drive, Ste. 800
Minneapolis, MN 55344

Counsel

Lindquist & Vennum LLP

4200 IDS Center

80 South Eighth Street

Minneapolis, MN 55402-2274

Exchange Listing

The Nasdaq Stock Market (Capital Market)
Common Stock
Stock Trading Symbol: ELSE

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